UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 14, 2017

VALUESETTERS INC.

(Exact name of registrant as specified in its charter)

New York	000-04465	13-2511270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

745 Atlantic Avenue

Boston, MA 02111

 (Address of principal executive offices)

(617) 905-5646

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On July 14, 2017 the Board of Directors of Valuesetters, Inc. (the “Company”) voted to dismiss KLJ & Associates, LLP (the “Former Accountant”) from its position as the principal independent accountant for the Company and hired Fruci & Associates II, PLLC (the “New Accountant”). There is no audit committee of the Board of Directors.

The Former Accountant’s audit reports on the Company’s financial statements for the fiscal years ended April 30, 2016 and 2015 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles, but were qualified as to the uncertainty of continuing as a going concern. In connection with the audits of the Company's financial statements for the fiscal years ended April 30, 2016 and 2015, and in the subsequent period through July 14, 2017, there were no disagreements with the Former Accountant on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of the Former Accountant, would have caused the Former Accountant to make reference to the matter in their report. There were no reportable events (as that term is described in Item 304(a)(1)(v) of Regulation S-K) during the two fiscal years ended April 30, 2016 and 2015, or in the subsequent period through July 14, 2017.

The Company has provided a copy of the foregoing disclosures to the Former Accountant and requested that the Former Accountant furnish it with a letter addressed to the Securities and Exchange Commission stating whether the Former Accountant agrees with the above statements. A copy of the Former Accountant’s letter, dated August 8, 2017, is filed as Exhibit 16.1 to this Form 8-K.

(b) During the two most recent fiscal years and in the subsequent period through July 14, 2017, the Company has not consulted with the New Accountant with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s consolidated financial statements, or any other matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from KLJ & Associates, LLP to the Board of Directors dated August 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUESETTERS INC.

Date: August 8, 2017	By:	/s/ Cecilia Lenk
Name: Cecilia Lenk
Title: Chief Executive Officer